Exhibit 99.2

Select medical Investor presentation 33RD ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

Forward-Looking Statements This presentation may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Select” used throughout this presentation refer to Select Medical Holdings Corporation and its subsidiaries.

Headquartered in Mechanicsburg, Pennsylvania, Select Medical employs approximately 31,600 staff in the United States. SCALE AND EXPERTISE Leading provider of post-acute services with operations in 44 states and D.C. Select Medical Overview $3.0 Billion Net Revenue LTM Q3 2014 $371 Million Adjusted EBITDA LTM Q3 2014(1) 12.2% Adjusted EBITDA Margins Note: (1) See Slide 31 for non-GAAP reconciliation Founded in 1996 as of 09/30/2014 Select Medical’s National Footprint

Strategy Be the “preferred” provider of post acute care services in our markets Structured relationships to align with patients Partner with academic/major medical institutions Hospital in hospital model in LTACH Experts in our fields – LTACH, Inpatient Rehab and Outpatient Rehab Best in class High quality clinical services Outpatient critical mass

2014 Financial Highlights

2014 Development Highlights Rehab Joint Ventures LTACH 6 Start Ups 1 New Joint Venture Cleveland, OH Two 60 bed IRFs (opening late 2015 and 2016) Atlanta, GA 56 bed IRF 23 outpatient clinics Harrisburg, PA 55 bed IRF 22 outpatient clinics Cincinnati, OH 60 bed IRF (opening 2016)

Long Term Acute Care Specialty Hospitals

Select Medical LTAC Hospitals As of 9/30/14

LTACH Overview Major provider of LTACH services in U.S. 113 hospitals 83 hospital-in-hospital (3,101 beds); average size 37 beds 29 freestanding (1,601 beds); average size 55 beds 1 managed hospital Ownership of freestanding LTACHs 17 owned 12 leased

LTACH Legislation LTACH Patient Criteria passed in late December 2013 as part of Budget bill and SGR - effective beginning Q4 2015 LTACH Rates for patients with; 3 day prior short term acute hospital ICU/CCU stay or Ventilation patients for > 96 hours in the LTACH Other patients receive “site neutral” rate which is lesser of; IPPS per diem (capped at the IPPS DRG amount plus outlier payment) or 100% cost Site Neutral payments phased in over 3 years

Patient Criteria Phase-In

Select Impact Positives: Degree of segment certainty with phase-in 25% Rule extension – through cost reporting periods on or after October 1, 2016 Select high CMI HiH Strategy Neutral: Moratorium – on new hospitals and beds (with exceptions) through September 30, 2017 Negatives: Potential loss of volume Reduced rates for site neutral patients

Inpatient Rehabilitation Specialty Hospitals

Inpatient Rehabilitation Hospitals Acquired Kessler Institute in September 2003 The Kessler Rehabilitation network: Three freestanding inpatient rehab hospitals (336 total beds) 89 outpatient rehab clinics Largest licensed rehab hospital in U.S. U.S. News & World Report has recognized Kessler Institute as one of the nation’s best in rehabilitation for the past 20 years. Ranked #2 in the last eight out of nine years One of only eight rehab hospitals in the U.S. to receive dual federal designations as a Model System (brain and spinal cord injury)

Dallas, TX 4 IRFs (220 beds) 2 managed units (33 beds) 47 outpatient clinics Operational JVs Consolidated Joint Ventures Hershey, PA 76 bed IRF 22 bed TCU Non-Consolidating Joint Ventures St. Louis, MO 2 IRFs (95 beds) 1 managed unit 47 outpatient clinics Additional services San Antonio, TX 42 bed IRF Scottsdale, AZ 50 bed IRF Columbus, OH 44 bed IRF Atlanta, GA 56 bed IRF 23 outpatient clinics Harrisburg, PA 55 bed IRF 22 outpatient clinics

JVs Under Construction Cleveland, OH Two 60 bed IRFs (opening late 2015 and 2016) Los Angeles, CA 138 bed IRF (opening late 2015) Cincinnati, OH 60 bed IRF (opening 2016)

Growing Rehabilitation Network Partner in joint ventures with premier acute care hospitals and systems to build post acute networks

Poised for Growth LTACH REHAB

Outpatient Rehab Clinics Outpatient Rehabilitation

Source: Company public filings and websites as of September 30, 2014 Select (1,023) PhysioTherapy Associates (575) USPH (489) ATI (310) Outpatient Rehabilitation – Industry Overview

Payor Mix Outpatient Rehab Clinics 45% 13% 23% 19% Medicare / Medicaid Commercial / Managed Care Workers’ Comp Managed/ Other

Continued growth in workers’ comp business by illustrating historical ROI benefits of working with Select Payors/Employers Expand hand therapy services to more clinics Expand concussion management program Continued development of start-up clinics 2014 Outpatient Initiatives

Financial Overview

Financial Metric Trends Net Revenue Adjusted EBITDA CAGR 6.6% CAGR 5.2% Adjusted EPS CAGR 19.3% $2,390 $2,805 $2,949 $2,976 $3,040 2010 2011 2012 2013 LTM Q3 2014 $307 $386 $406 $373 $371 2010 2011 2012 2013 LTM Q3 2014 $0.48 $0.84 $1.07 $0.82 $0.93 2010 2011 2012 2013 LTM Q3 2014 ($ in millions) ($ in millions) Hospitals Outpatient Hospitals Outpatient

($ in millions) Annual Capital Expenditures Accelerated development spending expected 2014-2015 $52 $46 $68 $74 $102 2010 2011 2012 2013 LTM Q3 2014 $ 0 $ 2 5 $ 5 0 $ 7 5 $ 1 0 0 D e v e l o p m e n t M a i n t e n a n c e

($ in millions) Note: Free Cash Flow calculated as Net Cash Provided by Operating Activities less Purchases of Property and Equipment See Slide 31 for non-GAAP reconciliation Focus on Free Cash Flow Generation Free Cash Flow $ 9 3 $ 1 7 1 $ 1 1 9 $ 2 3 1 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 L T M Q 3 2 0 1 4 $ 1 1 0

Use of Capital - Opportunistic

Net Revenue $3,100M - $3,200M Adjusted EBITDA $370M - $385M Adjusted EPS $0.84 - $0.90 2015 Financial Guidance

Appendix: Additional Materials

Non-GAAP Reconciliation ($ in millions) 2010 2011 2012 2013 YTD Q3 ’13 YTD Q3 ’14 LTM Q3 ’14 Net Income $82 $113 $154 $123 $92 $101 $132 (+) Income tax 42 71 90 75 57 64 81 (+/-) Equity in losses/(earnings) of unconsolidated subsidiaries 1 (3) (8) (2) (1) (4) (5) (+/-) Other expense / (income) (1) - - - - - - (+) Interest expense, net 112 99 95 87 67 64 85 (-/+) (Gain) / Loss on debt retirement - 31 6 19 19 2 2 (+) Depreciation and Amortization 69 71 63 64 48 51 67 (+) Stock Based Compensation 2 4 6 7 5 7 9 Adjusted EBITDA $307 $386 $406 $373 $287 $285 $371 Net Cash Provided by (used in) Operating Activities $145 $217 $299 $193 $121 $140 $212 (-) Purchase of Property and Equipment 52 46 68 74 45 73 102 Free Cash Flow $93 $171 $231 $119 $76 $67 $110

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